Exhibit 23.3



                           ACCOUNTANTS' CONSENT



The Board of Directors
Davidson & Associates, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/ prospectus relating to Davidson and Associates, Inc. and CUC International, Inc. and the Form S-4 of CUC International, Inc. which includes such proxy statement, dated June, 1996.


                                               /s/ KPMG Peat Marwick LLP

                                                   KPMG PEAT MARWICK LLP

Long Beach, California
June 19, 1996